[EXHIBIT 99.2]

                           A BBJ ENVIRONMENTAL TECHNOLOGIES, INC. COMPANY

   [BBJ ENVIRONMENTAL      BBJ Environmental Solutions, Inc.     Contact:
 SOLUTIONS, INC. LOGO]     6802 Citicorp Blvd., Suite 500
                           Tampa, Florida 33619                  Robert G. Baker
                                                                 Chairman of the Board
 WWW.BBJENVIRO.COM         ph.  800-889-2251
 -----------------         fax: 813-623-4032                     Stock Symbol: "BBJE"

Press Release

           BBJ Environmental Technologies Continues to Expand
                      Sales and Marketing Team


February 10, 2003, Tampa, FL - BBJ Environmental Technologies, Inc. (OTCBB: BBJE.OB - news) (www.bbjenviro.com) announced today that it is continuing to expand its sales and marketing team through the addition of Mr. Chris Lehmann as Vice President of Sales. Mr. Lehmann joins BBJ Environmental Solutions, Inc. after twelve years at JohnsonDiversey (previously Johnson Wax Professional) where he held positions of increasing responsibility in sales management, national account development, and channel management.

"Chris brings great passion to the business and a desire to help create something special," said Jim Buell, BBJ's Senior Vice President of Operations. "Chris has a history of developing innovative approaches to accomplishing business objectives. He'll play an important role as we continue to use our line of MicroBiocide products to help customers address issues they face with mold in buildings. "

The statements contained in this press release that are not historical may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are typically identifies by words or phrases such as "believes," "expects," "anticipates," "plans," "estimates," "approximately," "intend," and other similar words and phrases, or future or conditional verbs such as" will," "should," "could," and "may." Such forward-looking statements reflect the Company's current views with respect to future events, but are subject to many risks and uncertainties, which could cause the actual results to differ materially. These risks and uncertainties include, among other things, the Company's ability to market its products; the Company's ability to obtain additional funding; and the Company's ability to obtain regulatory approvals as to new products. Although we believe that our expectations are based on reasonable assumptions, these forward-looking statements are not guarantees of future performance and necessarily are subject to risks, uncertainties, and a number of other important factors, many of which are outside of the control of BBJ, which could cause actual results to differ materially from those in the forward-looking statements. Certain of the risks associated with BBJ are set forth in the reports that BBJ has filed with the Securities an Exchange Commission, including the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2001, the Company's Form 10-QSB for the quarter ended
September 30, 2002, and its reports on Form 8-K.   Any forward-looking
statement speaks only to the date on which the statement is made and BBJ disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events, or otherwise.



For Immediate Release     02/10/03
--------------------------------------------------------------------------